Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-218033 and 333-204479) and Form S-8 (Nos. 333-219631, 333-212870, 333-192159, 333-177704, 333-170244, 333-143240, and 333-158120) of Atlas Air Worldwide Holdings, Inc. of our report dated February 22, 2018 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 22, 2018